SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549





                                  FORM 8-K

                               CURRENT REPORT





                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934





                               April 28, 1998
                              (Date of report)




                           STAR TECHNOLOGIES, INC.
           (Exact name of registrant as specified in its charter)





            Delaware                      0-13318               93-0794452
(State or other jurisdiction of    (Commission File No.)     (I.R.S. employer
incorporation or organization)                            identification no.)




                                515 Shaw Road
                          Sterling, Virginia  20166
                  (Address of principal executive offices)
                                 (Zip Code)




                               (703) 689-4400
            (Registrant's telephone number, including area code)

ITEM 5:  OTHER EVENT

        Star Technologies, Inc. (the "Registrant") has recently been advised by The Nasdaq Stock Market ("Nasdaq") that Nasdaq plans to delist the Registrant's common stock from the Nasdaq National Market System ("NMS") because the Registrant does not meet the requirements for continued listing on the NMS. Nasdaq has specifically cited the Registrant's non-compliance with the requirement that listed companies maintain net tangible assets of at least $4 million.

        While the Registrant has requested a hearing to appeal Nasdaq's plan to delist the Registrant's common stock, there can be no assurance that this appeal will be successful. The date of the hearing has not yet been set. Nasdaq has advised the Registrant that the delisting of its common stock will be stayed through the hearing date. If Nasdaq ultimately determines to delist the Registrant's common stock from the NMS, the Registrant will request that its common stock be listed on the Nasdaq Small Cap Market.

        The Registrant is currently exploring various alternatives to achieve full compliance with the continued listing requirements of the NMS. Such requirements were increased, effective February 23, 1998, as part of an overall Nasdaq initiative to heighten its listing requirements, both for initial and continued listing of securities. There can be no assurance as to the timing or success of any such alternative.

                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               STAR TECHNOLOGIES, INC.


Dated:  April 28, 1998         By: /s/ Brenda A. Potosnak
                                   Brenda A. Potosnak
                                   Vice President of Finance and
                                   Administration, Secretary, Treasurer,
                                   and Chief Financial Officer